As filed with the Securities and Exchange Commission on June 30,
          1995

          Registration No. 33



          SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C. 20549

          FORM S-3

          REGISTRATION STATEMENT
          UNDER
          THE SECURITIES ACT OF 1933

          SHARED TECHNOLOGIES INC.
          - - - - - - - - - - - - - -
          (Exact Name of Registrant as Specified in Its Charter)

          Delaware
          - - - - -
          (State or Other Jurisdiction of Incorporation or Organization)

          87-0424558
          - - - - - -
          (IRS Employer Identification Number)

          100 Great Meadow Road, Suite 104, Wethersfield, CT 06109
          (203) 258-2400
          - - - - - - - -
          (Address, Including Zip Code, and Telephone Number,
          Including Area Code, of Registrant's Principal Executive Offices)

          Anthony D. Autorino
          - - - - - - - - - -
          Chairman of the Board, President
          and Chief Executive Officer





          Shared Technologies Inc.
          100 Great Meadow Road, Suite 104
          Wethersfield, CT 06109
          (203) 258-2400
          (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

          The Commission is requested to send copies of all communications to:

          Harold J. Carroll, Esq.
          Gadsby & Hannah
          125 Summer Street
          Boston, MA 02110
          (617) 345-7000






          Approximate date of commencement of proposed sale to the public:
          As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans,
          please check the following box [   ]

          If any of the securities being registered on this Form are to be offered on a related or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to
          Section 8(a), may determine.

          CALCULATION OF REGISTRATION FEE

          Title of                 Proposed     Proposed
          each class  Amount to    maximum      maximum      Amount of
          of          be           offering     aggregate    registratio
          securities  registered   price per    offering     n fee
          to be       (1)          share (2)    price
          registered
          Common
          Stock, par  6,237,996    4.44         $27,696,702  $9,551
          value $.004
          per share
          (3)

          (1)Pursuant to Rule 416, this registration statement also covers such additional securities as may become issuable upon the exercise of the Series F Preferred Stock being registered pursuant to the antidilution provisions thereof.

          (2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

          (3)Includes (i) 2,137,866 shares of Common Stock heretofore issued and outstanding; (ii) 1,000,000 shares of Common Stock reserved for issuance upon conversion of the Series F Preferred Stock; (iii) 588,947 shares of Common Stock reserved for issuance upon conversion of the Series D Preferred Stock; and (iv) 2,511,183 shares of Common Stock reserved for





            issuance upon exercise of common stock purchase warrants (the "Common Stock Purchase Warrants").


          SHARED TECHNOLOGIES INC.

          Cross-Reference Sheet Showing Location in Prospectus of
          Information Required by Items of Form S-3

          Form S-3 Registration Statement   Location in Prospectus
          Item and Heading

          Item 1.  Forepart of              Cover Page of Prospectus
          Registration Statement and
          Outside Front Cover Page of
          Prospectus

          Item 2.  Inside Front and         Inside front cover page of
          Outside Back Cover Pages of       Prospectus
          Prospectus

          Item 3.  Summary Information,     "Prospectus Summary"
          Risk Factors and Ratio of
          Earnings to Fixed Charges

          Item 4.  Use of Proceeds          "Use of Proceeds"

          Item 5.  Determination of         Not applicable
          Offering Price

          Item 6.  Dilution                 Not applicable

          Item 7.  Selling Shareholders     Selling Shareholders

          Item 8.  Plan of Distribution     Outside front cover page of
                                            Prospectus and "Plan of
                                            Distribution"
          Item 9.  Description of           Not applicable
          Securities to be Registered

          Item 10. Interests of Named       "Legal Matters" and
          Experts and Counsel               "Independent Auditors"

          Item 11. Material Changes         Not applicable

          Item 12. Incorporation of         "Information Incorporated by
          Certain Information               Reference"
                        by Reference





          Item 13. Disclosure of            Not applicable
          Commission Position on
          Indemnification for Securities
          Act Liabilities

          SUBJECT TO COMPLETION, DATED JUNE 30, 1995


          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

          PROSPECTUS

          SHARED TECHNOLOGIES INC.

          6,237,996 Shares of Common Stock

          This Prospectus relates to the offer and sale by certain of the Shareholders named in the "Selling Shareholders" section of this Prospectus of up to (i) 2,137,866 shares of common stock, $.004 par value per share (the "Common Stock") of Shared Technologies Inc. (the "Company"or "STI") which have heretofore been issued;
          (ii) 1,000,000 shares of Common Stock issuable upon conversion of outstanding shares of Series F Preferred Stock, as described below; (iii) 588,947 shares of Common Stock issuable upon conversion of outstanding shares of Series D Preferred Stock, as described below; and (iv) 2,511,183 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants.

          On July 1, 1995, each share of Series F Preferred Stock will automatically be converted into the number of shares of fully paid and nonassessable Common Stock derived by dividing the number 1 by a fraction, the denominator of which is $5.00 and the numerator of which is ninety percent (90%) of the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on the NASDAQ Small-Cap Market, averaged over the 30 trading days immediately preceding July 1, 1995. Upon such conversion, each share of Series F Preferred Stock will be cancelled and not subject to reissuance. Accordingly, as the total number of shares of Common Stock into which the Series F Preferred Stock will be converted cannot be determined until July 1, 1995, in addition to the 700,000 shares of Common Stock





          reserved for issuance upon conversion of the 700,000 shares of Series F Preferred Stock, this Registration Statement includes an additional 300,000 shares of Common Stock to be reserved for issuance upon conversion of the Series F Preferred Stock to allow for an increase in the number of shares of Common Stock into which the Series F Preferred Stock will be converted.

          Each share of Series D Preferred Stock is convertible, at the option of the holder thereof, at any time into one share of fully paid and nonassessable Common Stock (subject to adjustment as described in the Company's Restated Certificate of Incorporation).

          The Selling Shareholders and broker and dealers through whom the shares of Common Stock are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to such shares of Common Stock and any profits realized or commissions received may be deemed underwriting compensation. See "Plan of Distribution" for certain indemnification arrangements.

          The Company will receive no part of the proceeds from the sale of the shares of Common Stock. All expenses incurred in connection with this offering, which expenses are not expected to exceed $25,000, will be borne by the Company.

          On June 27, 1995, the last reported sale price of the Common Stock on the NASDAQ National Market System was $4.50 per share. The Common Stock is traded under the symbol "STCH."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED HEREBY NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

          June 30, 1995





          TABLE OF CONTENTS

                                   Page                          Page
          Prospectus Summary         4  Plan of Distribution..   7
          Use of Proceeds            4  Legal Matters.........   8
          Selling Shareholders       5  Independent Auditor...   8

          AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on the NASDAQ National Market System under the symbol "STCH". Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. 1735 K Street, N.W., Washington, D.C. 20006.

          This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.
          - - - - - - - - - - - - - - - - - -
          INFORMATION INCORPORATED BY REFERENCE

          The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (file no. 0-17366);
               (2)  The Company's Proxy Statement dated April 28, 1995 in





                    connection with the Company's Annual Meeting of Stockholders held on May 23, 1995; and
               (3) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 (file no. 0-17366).

          All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be made in writing to the Company at the Company's principal executive offices at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109,
          Attention:  Investor Relations, or by telephone at (203) 258-
          2400.






          PROSPECTUS SUMMARY

          The Company

          Shared Technologies Inc., which was incorporated on January 30, 1986, its subsidiaries and affiliated partnerships (collectively, the "Company") are engaged in providing shared tenant services ("STS") to tenants of modern, multi-tenant office buildings. As an STS provider, the Company generally obtains the exclusive right from a building owner (the "Owner/Developer") to install an on-site communications system, called a private branch exchange ("PBX"), or an off-site communications system, called centrex, and to market telecommunications and office automation services and equipment to tenants. The STS provider often leases space within the building for on-site support staff. STS provides an Owner/Developer with an important building amenity and provides a tenant with the availability of one-stop shopping for a wide range of telecommunications and office automation equipment and services, including basic telephone equipment, local and long-distance network services, as well as on-site training, maintenance and support, without any capital investment. The Company also offers its customers data services, as well as data processing and office automation equipment, service and support. Additionally, the Company sells and rents cellular telephones in numerous locations both to its existing customers and the general marketplace.

          The Company is currently negotiating for the acquisition of all of the issued and outstanding capital stock of Office Telephone Management, a California corporation, which provides shared tenant services and other telecommunications services and equipment, for the total price of $3,000,000. The purchase price for such acquisition will consist of the payment of cash in the amount of approximately $1,800,000 and the issuance of a promissory note in the approximate amount of $1,200,000 payable over a period of ten (10) years.





          THE OFFERING

          Securities Offered by the
          Selling Shareholders........   6,237,996* Shares

          Trading.....................   STI Common Stock is traded
                                         on the NASDAQ National
                                         Market System (Symbol:
                                         STCH)

          * Includes (i) 2,137,866 shares of Common Stock heretofore issued; (ii) 1,000,000 shares of Common Stock issuable upon conversion of outstanding shares of Series F Preferred Stock;
            (iii) 588,947 shares of Common Stock issuable upon conversion of outstanding shares of Series D Preferred Stock; and (iv) 2,511,183 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants.

          USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholders. However, the Company will receive proceeds of up to $10,930,474.50 upon the exercise of the Common Stock Purchase Warrants. The Company cannot predict when and to what extent the holder of any such securities will exercise their warrants, if at all. The Company intends to apply the proceeds of any exercise of the Common Stock Purchase Warrants to the Company's general working capital requirements.

          SELLING SHAREHOLDERS

          This Prospectus relates to the offer and sale by the Shareholders named in the "Selling Shareholders" section of this Prospectus of up to (i) 2,137,866 shares of Common Stock which have heretofore been issued; (ii) 1,000,000 shares of Common Stock issuable upon conversion of outstanding shares of Series F Preferred Stock; (iii) 588,947 shares of Common Stock issuable upon conversion of outstanding shares of Series D Preferred Stock; and (iii) 2,511,183 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants.

          The following table sets forth certain information concerning the Selling Shareholders, the number of shares to be offered and sold by each Selling Shareholder and the amount of Common Stock that will be owned by each Selling Shareholder following the offering.


                                                          Number
                             Beneficial Ownership         Of Shares Beneficial





                             Prior To Offering               To Be     Ownership
                                                             Sold
                                                             [1]       After
                                                                       Offering
                                               Securities
                                               Convertible or
                                    Common     Exchangeable into        Common
          Selling Shareholders      Shares     Common Shares %          Shares
                                                                           [1] %
          1. Access Trust          301,367     687,500    13.0    988,867   0  *
          2. Ronald E. Scott[2]     65,755     241,250     4.0    307,005   0  *
          3. Kevin Schottlaender[3] 32,878     171,250     2.7    204,128   0  *
          4. Micho Spring                        3,297       *      3,297   0  *
          5. Thomas E. Finnerty                    928       *        928   0  *
          6. John J. Coleman                       227       *        227   0  *
          7. Richard J. Santagati                1,061       *      1,061   0  *
          8. Janice Reilly                         114       *        114   0  *
          9. Boguslawa Cimuszko                  1,137       *      1,137   0  *
          10. James F. Sullivan                  2,691       *      2,691   0  *
          11. State Street Bank &
               Trust Company                   184,081     2.4    184,081   0  *
          12. Philip Morris Employee
               Retirement Plan                 480,000     6.3    480,000   0  *
          13. Dow Chemical Co.
               Employee Retirement Plan        160,000     2.1    160,000   0  *
          14. Maryland State
               Retirement System               480,000     6.3    480,000   0  *
          15. Richard K. Gordon    129,453                 1.7    129,453   0  *
          16. D. Lamar Smith        51,941                   *     51,941   0  *
          17. Cody Smith            18,612                   *     18,612   0  *
          18. Lamar C. Smith        34,278                   *     34,278   0  *
          19. Sidney Smith          18,699                   *     18,699   0  *
          20. S. Stuart Hellman      4,309                   *      4,309   0  *
          21. Charles P. Moreton     4,309                   *      4,309   0 *
          22. W. Telpleton
               Webber Jr.            8,619                   *      8,619   0  *
          23. Thomas N. Amonett      2,543                   *      2,543   0  *
          24. Alza Corp.
              Retirement Plan       26,000     20,150        *     46,150   0  *
          25. American Medical
              International Medical
              Plan                 140,000    108,500      3.3    248,500   0  *
          26. NFIB Employee
               Pension Plan         26,000     20,150        *     46,150   0  *
          27. The Jenifer Altman
                Foundation          40,000     31,000        *     71,000   0  *
          28. Van Loben Sels
                Foundation          26,000     20,150        *     46,150   0  *
          29. Dean Witter
               Foundation           26,000     20,150        *     46,150   0  *
          30. BEA Profit Sharing
                Trust               26,000     20,150        *     46,150   0  *
          31. The Mary Ann Hamilton
               Trust                20,000     15,500        *     35,500   0  *
          32. The Ferris F. Hamilton
               Family Trust         13,000     10,075        *     23,075   0  *
          33. Andrew Heiskell       40,000     31,000        *     71,000   0  *
          34. Alfred E. Heller
               Trust                20,000     15,500        *     35,500   0  *
          35. Edward H. Heller
               Trust                20,000     15,500        *     35,500   0  *
          36. Elizabeth Heller
               Mandell Trust        14,000     10,850        *     24,850   0  *
          37. Helen Hunt            14,000     10,850        *     24,850   0  *
          38. Albert B. Wells       14,000     10,850        *     24,850   0  *
          39. Barrie Ramsay Zesiger 30,000     23,250        *     53,250   0  *
          40. Temple Inland Master
               Trust               200,000    155,000      4.7    355,000   0  *
          41. Robert J. Suslow      16,000     12,400        *     28,400   0  *
          42. Albert Schreck        14,000     10,850        *     24,850   0  *
          43. Wells Family Trust
               S/P J. Schreck       14,000     10,850        *     24,850   0  *
          44. Planned Parenthood    14,000     10,850        *     24,850   0  *
          45. Frances W. Magee      14,000     10,850        *     24,850   0  *
          46. Chapin School
                Endowment Fund      20,000     15,500        *     35,500   0  *
          47. Robert J. & Ellen
               P. Moore              6,700      5,193        *     11,893   0  *
          48. Morgan Trust Co.
               of the Bahamas Ltd.  26,000     20,150        *     46,150   0  *
          49. Norwalk Employee
               Pension Fund         67,000     51,925      1.6     118,925  0  *
          50. Tab Products Co.
                Pension Plan        26,000     20,150        *      46,150  0  *
          51. Roanoke College       26,000     20,150        *      46,150  0  *
          52. Warren Otologic Group
               Profit Sharing Trust 14,000     10,850        *      24,850  0  *
          53. City of Milford, CT Pension
               and Retirement Fund  67,000     51,925      1.6     118,925  0  *
          54. Psychology Associates  3,000      2,325        *       5,325  0  *
          55. Frederick L. Jacobson  4,000      3,100        *       7,100  0  *
          56. Robert J. Moore Trust  7,000      5,425        *      12,425  0  *
          57. Harold & Grace Willens
               JTWROS               12,000      9,300        *      21,300  0  *
          58. Susan M. Wells         7,000      5,425        *      12,425  0  *
          59. Meehan Investment
               Partnership I LP     20,000     15,500        *      35,500  0  *
          60. Dr. William H. Lippy   6,000      4,650        *      10,650  0  *
          61. Arthur D. Little Employee
               Pension Plan        125,000     96,875      2.9     221,875  0  *
          62. Emilio Bassini        20,000     15,500        *      35,500  0  *
          63. Mark Arnold           20,000     15,500        *      35,500  0  *
          64. Albert L. Zesiger     85,000     65,875      1.9     150,875  0  *
          65. International Capital
               Partners, Inc.[4]              298,957      3.9     298,957  0  *
          66. Anthony D. Autorino
              [5 ]                             23,158        *      23,158  0  *
          67. Carol F. Autorino[6]             34,736        *      34,736  0  *
          68. Reddington, Inc.      15,000                   *              0  *
          69. Road & Show Cellular
               East, Inc.          121,403
                                   - - - - - - - - - -    - - - -  - - - - - -
                      Total       2,137,866  3,800,130          5,937,996[7] 0
          _ _ _ _ _ _ _ _ _ _ _
          * less than one percent
          [1] Includes the Common Stock underlying the Series D Preferred
             Stock, the Series F Preferred Stock and the Common Stock
             Purchase Warrants.
          [2] Ronald E. Scott is a director and the Vice Chairman,
             Executive Vice President and Chief Operating Officer of the Company. In June 1994, the Company purchased all of the partnership interests of Access Telecommunication Group, L.P., a Texas limited partnership ("Access"). Mr. Scott was a limited partner of Access and the President and Chief
             Executive Officer of Access Telemanagement, Inc., the managing general partner of Access.
          [3] Kevin Schottlaender is a Vice President of the Company.  Mr.
             Schottlaender was a limited partner of Access and an officer of Access Telemanagement, Inc., the managing general partner of Access. See Note 2 above.
          [4] Ajit G. Hutheesing, a director of the Company, is the Chairman, Chief Executive Officer and a stockholder of International Capital Partners, Inc.
          [5] Anthony D. Autorino is the Chairman, President and Chief
             Executive Officer of the Company.
          [6] Carol F. Autorino is the wife of Anthony D. Autorino.  See
             Note 5 above.
          [7] Does not include 300,000 additional shares of Common Stock to be reserved for issuance upon conversion of the Series F
             Preferred Stock, which total conversion number cannot be determined until July 1, 1995.


          PLAN OF DISTRIBUTION

          The sales may be offered and sold by the Selling Shareholders. Such sales may be made in the over-the-counter market, in a privately negotiated transaction, or otherwise, at prices and at terms then prevailing, at prices related to then current market prices or at negotiated prices. The shares of Common Stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive





          commissions or discounts from a Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of shares of Common Stock which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Shareholder.

          The Company will not receive any portion of the proceeds of the shares of Common Stock sold by the Selling Shareholders but will receive amounts upon exercise of the Common Stock Purchase Warrants, which funds will be used for working capital. There is no assurance that the Selling Shareholders will sell any or all of the shares of Common Stock offered hereby.

          The Company will pay certain expenses incident to the offering and sale of the shares of Common Stock to the public. The Company will not pay for, among other expenses, commissions and discounts of underwriters, dealers or agents or the fees and expenses of counsel for the Selling Shareholders. The Company and the Selling Shareholders, severally, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.

          LEGAL MATTERS

          The validity of the Common Stock offered hereby has been passed upon for the Company by Gadsby & Hannah, Boston, Massachusetts.

          INDEPENDENT AUDITORS

          The consolidated balance sheets of the Company as of December 31, 1993 and December 31, 1994, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the two years in the period ended December 31, 1994, included in the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1994, which is incorporated by reference in this Prospectus, has been incorporated herein in reliance on the report of Rothstein, Kass & Company, P.C., independent accountants, on the authority of that firm as experts in accounting and auditing.

          The consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1992 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph that describes the litigation discussed in
          Note 14 to the consolidated financial statements.





          PART II

          INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution

                    The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the SEC registration fee. All expenses incurred in connection with this offering, which the Company does not expect to exceed $25,000 will be borne by the Company.

          SEC registration fee             $ 9,551.00
          NASDAQ filing fee                $     0.00
          Legal fees and expenses          $10,000.00
                                           - - - - - - -
           Total                           $19,551.00

          Item 15.  Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware permits the Registrant to indemnify an officer, director or employee in respect of claims made by reason of his status with the Registrant including stockholder derivative suits provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful. Expenses incurred in defense of such action may be paid by the Registrant in advance of final disposition upon receipt of an undertaking to repay if there is an ultimate determination that he is not entitled to be indemnified.

          The Delaware Supreme Court has held that the directors' duty of care to a corporation and its stockholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware General Corporation Law and Article Sixth of the
          Company's Restated Certificate of Incorporation exonerate the Company's directors from personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. The limitation of liability provision does not eliminate a stockholder's right to seek non-monetary, equitable





          remedies such as injunction or rescission to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

          At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

          Item 16.  Exhibits

           4.1 Restated Certificate of Incorporation of the Company, dated June 30, 1994 and filed October 17, 1994, as amended to date.
           4.2      Amended and Restated Bylaws of the Company, as amended
                    to date.
           5.1      Opinion of Gadsby & Hannah.
          23.1      Consent of Rothstein, Kass & Company, P.C.
          23.2      Consent of Arthur Andersen LLP.
          23.3      Consent of Counsel (included in Exhibit 5.1).
          - - - - - - - - - -
          Item 17.  Undertakings

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






          2. For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          3. For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Shared Technologies Inc. certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wethersfield, State of Connecticut, on the 30th day of June, 1995.

                                        SHARED TECHNOLOGIES INC.


                                        By:  /s/ Anthony D. Autorino
                                             - - - - - - - - - - - - -
                                          Anthony D. Autorino, Chairman,
                                          President and Chief Executive
                                          Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                Title                Date


          /s/ Anthony D. Autorino       Chairman, President
          - - - - - - - - - - - -       and Chief Executive
          Anthony D. Autorino           Officer              June 30, 1995

                                        Senior Vice
                                        President-
                                        Administration and
          /s/ Vincent DiVincenzo        Finance, Chief
          - - - - - - - - - - - -       Financial Officer
          Vincent DiVincenzo            and Director         June 30, 1995

                                        President-Shared
          /s/ James D. Rivette          Tenant Services
          - - - - - - - - - - - - -     Division and
          James D. Rivette              Director             June 30, 1995

                                        Vice Chairman,
                                        Executive Vice
          /s/ Ronald E. Scott           President, Chief
          - - - - - - - - - -           Operating Officer
          Ronald E. Scott               and Director         June 30, 1995
          /s/ William A. DiBella
          - - - - - - - - - -
          William A. DiBella            Director             June 30, 1995
          - - - - - - - - - -
          Herbert L. Oakes, Jr.
                                        Director             June 30, 1995





          - - - - - - - - - - -
          Lewis M. Rambo                Director             June 30, 1995
          - - - - - - - - - - -
          Jo McKenzie                   Director             June 30, 1995
          - - - - - - - - - - -
          Ajit Hutheesing               Director             June 30, 1995
          /s/ Thomas A. Decker
          - - - - - - - - - - -
          Thomas A. Decker              Director             June 30, 1995